EXHIBIT 99.1

Lifeway Foods Receives NASDAQ Extension Letter

Morton Grove, IL — August 26, 2015 — Lifeway Foods, Inc. (Nasdaq: LWAY), a leading supplier of cultured dairy products known as kefir and organic kefir, today announced that it received a letter, dated August 25, 2015, from the Listing Qualifications Department of The NASDAQ Stock Market LLC (“NASDAQ”) notifying the Company it has been granted an extension until September 28, 2015 to regain compliance with the periodic filing requirements for continued listing set forth in NASDAQ Listing Rule 5250(c)(1) (“Rule”). The letter notified the Company of noncompliance with the Rule as a result of the Company not filing with the Securities and Exchange Commission its Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2015 (the “First Quarter Form 10-Q”) and the fiscal quarter ended June 30, 2015 (the “Second Quarter Form 10-Q”).

The Company is continuing to work diligently to regain compliance with NASDAQ Rule 5250(c)(1) and to file the First Quarter Form 10-Q and the Second Quarter Form 10-Q.

About Lifeway Foods
Lifeway Foods (LWAY), recently named one of Forbes Best Small Companies, is America’s leading supplier of the probiotic fermented beverage known as kefir. In addition to its line of drinkable kefir, the company also produces frozen kefir, specialty cheeses and a ProBugs line for kids. Lifeway’s tart and tangy cultured dairy products are now sold across the United States, Canada, Latin America and the United Kingdom. Learn how Lifeway is good for more than just you at www.lifewaykefir.com.

Find Lifeway Foods, Inc. on Facebook: www.facebook.com/lifewaykefir
Follow Lifeway Foods on Twitter: http://twitter.com/lifeway_kefir
YouTube: http://www.youtube.com/user/lifewaykefir

Contact:

Lifeway Foods, Inc.
Phone: 877.281.3874
Email: info@Lifeway.net
Investor Relations:

ICR

Katie Turner
John Mills 646.277.1228